Exhibit 99.1

InnerWorkings Names Eric D. Belcher Chief Executive Officer

Steven E. Zuccarini to Assume Vice Chairman Role

CHICAGO, November 17, 2008 — InnerWorkings, Inc. (NASDAQ: INWK), a leading provider of managed print and promotional solutions to corporate clients, announced today that its Board of Directors has elected President and Chief Operating Officer Eric D. Belcher to the position of Chief Executive Officer, effective January 1, 2009. Belcher will succeed Steven E. Zuccarini, who will remain on the Board of Directors and assume the role of Vice Chairman.

“Eric has demonstrated outstanding leadership and management acumen since joining InnerWorkings in 2005, and we are excited that he will be assuming the Chief Executive Officer position. We are confident Eric will continue to drive the Company to a position of prominent market leadership,” said John R. Walter, Chairman of InnerWorkings. “Eric has delivered meaningful financial and operational results for the Company and implemented numerous improvements which position us well for future growth. In doing so, he has earned the respect of our customers, employees, suppliers and investors. We appreciate Steve’s contributions, and this is the last step in our planned leadership succession, which has fully prepared the Company for a smooth transition.”

Commenting on his appointment, Belcher said, “I am honored to be taking over the leadership of such an innovative and dynamic organization at this exciting time in our history. Together with our strong management team and dedicated employees, our priority remains the execution of our profitable growth strategy. I could not be more energized about the future and the opportunities that lie ahead for InnerWorkings.”

“Since joining InnerWorkings in 2004, the Company has experienced tremendous growth,” said Zuccarini. “We are well positioned for the future and I look forward to continuing to play a role in the ongoing success at InnerWorkings by ensuring a smooth CEO transition and by serving in my role as Vice Chairman.”

Belcher joined InnerWorkings in June 2005 as Executive Vice President, Operations. In December 2006, Belcher was promoted to Chief Operating Officer, leading InnerWorkings’ sales, marketing, operations, procurement, M&A and technology organizations. In April 2008, Belcher was promoted to President.

Previously, Belcher was Chief Operating Officer for manroland, Inc., where he oversaw sheetfed operations throughout North America. Prior to assuming that post, he served as Chief Financial Officer. Belcher joined manroland, Inc. in 2001 after serving as a Senior Manager at Marakon Associates, an international management-consulting firm that assisted major corporations in developing business strategies to maximize growth and profit potential. Belcher holds a Bachelor’s degree from Bucknell University and an MBA from the University of Chicago Booth School of Business.

About InnerWorkings, Inc.

InnerWorkings, Inc. (NASDAQ: INWK) is a leading global provider of managed print and promotional solutions to corporate clients across a wide range of industries. With proprietary technology, an extensive supplier network and domain expertise, the Company procures, manages and delivers printed materials and promotional products as part of a comprehensive outsourced enterprise solution. The Company is based in Chicago with other offices in the United States and in the United Kingdom. For more information on InnerWorkings, visit: www.inwk.com.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of the most recent Form 10-K we filed with the SEC.

(inwk-g)

InnerWorkings, Inc.

Mark Desky

(312) 604-5470

mdesky@inwk.com